UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2026

PLANET GREEN HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-34449	87-0430320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130-30 31st Ave, Suite 512 Flushing, NY	11354
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (347) 370-2352

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PLAG	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On August 11, 2026, Planet Green Holdings Corp. (the “Company”) issued a press release announcing that it had entered into commercial operations to source, market and distribute lactoferrin for health-product applications.

The press release also states that the Company intends to expand its executive team by adding a Chief Scientist role to support scientific investments, joint ventures and new product launches. The Company has identified a candidate for this position; however, no appointment has been made as of the date of this Current Report.

A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information furnished under this Item 7.01, including the press release attached as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated August 11, 2026, titled “Planet Green Enters the Fast Growing Global Lactoferrin Market, Adding Chief Scientist to Drive Innovation-Based Product Portfolio Growth.”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 13, 2026	PLANET GREEN HOLDINGS CORP.

	By:	/s/ Bin Zhou
	Name:	Bin Zhou
	Title:	Chief Executive Officer and Chairman

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